UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2010
Clarient, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 425-5700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 21, 2009, Clarient, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Clarient Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Applied Genomics, Inc., a Delaware corporation (“AGI”), certain stockholders of AGI and Robert S. Seitz, as the representative of the AGI stockholders (the “Stockholders’ Representative”). In accordance with the terms of the Merger Agreement, Merger Sub merged with and into AGI (the “Merger”), the separate existence of Merger Sub ceased and AGI survived the Merger as a wholly-owned subsidiary of the Company.
On April 14, 2010, the Company entered into Amendment No. 1 to Agreement of Plan of Merger (the “Amendment”) with AGI and the Stockholders’ Representative whereby the Merger Agreement was amended as follows:
•	the Publication/Presentation Contingency Milestone, as defined in the Merger Agreement, was revised in the Amendment to provide that such milestone would be met upon the presentation of study titled “Expression of TLE3 Predicts Response to Taxane Therapy in Ovarian Carcinoma,” at the 2010 national meeting on Women’s Cancer of the Society of Gynecologic Oncologists; and

•	the registration rights applicable to the shares issued upon achievement of the Publication/Presentation Contingency Milestone were revised in the Amendment to provide that such shares must be registered within six months following the earlier to occur of (i) the complete achievement of both the Publication/Presentation Contingency Milestone and the Revenue Contingent Milestone, as defined in the Merger Agreement, or (ii) June 30, 2011.
Based upon the above revisions to the Merger Agreement, the terms of the Publication/Presentation Contingency Milestone were met on March 17, 2010. The Company shall issue an aggregate of 683,416 shares of its common stock, par value $0.01 per share (“Common Stock”) to the former stockholders of AGI and options to purchase 66,584 shares of Common Stock currently held by the former stockholders of AGI shall become vested.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
See Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 14, 2010, by and among Clarient, Inc., Applied Genomics, Inc. and Robert S. Seitz, an individual resident of the State of Alabama, as representative of the stockholders of Applied Genomics, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.
Date: April 19, 2010	By:	/s/ Michael R. Rodriguez
		Name:	Michael R. Rodriguez
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 14, 2010, by and among Clarient, Inc., Applied Genomics, Inc. and Robert S. Seitz, an individual resident of the State of Alabama, as representative of the stockholders of Applied Genomics, Inc.